Exhibit 99.1

P R E S S R E L E A S E

Synthesis Energy Systems Initiates Pre-Commissioning Activities for Startup of Syngas Production at its Yima Joint Venture Project

HOUSTON, May 30, 2012 — Synthesis Energy Systems, Inc. (Nasdaq: SYMX) (“SES”) announced today that it has deployed a pre-commissioning team to the Yima Joint Venture project in Henan Province, China. This team will inspect the SES technology, equipment and related gasification systems at the Yima Joint Venture project over the next several weeks to ensure the installation is ready to operate as designed once construction is completed. The first syngas production from the project is expected this summer.

The pre-commissioning team is comprised of SES China technology and engineering team members as well as several operations and maintenance personnel from the Company’s Zao Zhuang Joint Venture project in Zao Zhuang City, Shandong Province, China. Once the pre-commissioning and construction periods are complete, the project will advance into the commissioning phase during which the team will complete operating systems functionality tests ahead of the project startup.

Colin Tam, Managing Director of SES China, stated, “The successful startup of the Yima Joint Venture Project is an important milestone for our company not only in China but also globally. We have recently mobilized our pre-commissioning team to assist our partner Yima in their planned startup this summer. We look forward to working diligently with our partner to complete the project on schedule and within budget.”

Robert Rigdon, SES President and CEO, commented, “I am pleased that our project is advancing well. We believe this large scale chemicals facility will provide the Yima Joint Venture with meaningful revenues and earnings once in full commercial operation, and that SES’ 25% ownership share in the Yima Joint Venture will enable us to grow more rapidly in China. This large-scale project is very important to SES as many of our customers in China and globally desire to move rapidly to implement our technology at large scale to benefit from our very low cost coal capability.”

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the ZJX/China Energy transaction, grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc. Kevin Kelly Chief Accounting Officer (713) 579-0600 Kevin.Kelly@synthesisenergy.com	MBS Value Partners, LLC Matthew D. Haines Managing Director (212) 710-9686 Matt.Haines@mbsvalue.com